EXHIBIT 10.69

                                            PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (this "Agreement") is entered into as of April 1, 1996 among MobileMedia Corporation, a Delaware corporation ("MobileMedia") and its wholly-owned subsidiary Local Area Telecommunications, Inc., a New York corporation ("Locate"), WinStar Locate, Inc., a Delaware corporation ("Transferee") and WinStar Communications, Inc., a Delaware corporation ("WinStar").


                                                     RECITALS:

     A. Locate owns certain assets which are used in connection with its microwave telecommunications business.

     B. Locate desires to sell, assign and transfer the Identified Assets (as defined in Article I) to the Transferee in consideration of the issuance by WinStar of the Notes (as defined in Article I) and the assumption by the Transferee of the Identified Liabilities (as defined in Article I).

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties hereby agree as follows:

ARTICLE I.                 DEFINITIONS.

         As used in this Agreement, the terms defined below shall have the respective meanings set forth below, with such meanings to be equally applicable to the singular and plural forms thereof.

     Action. Any action, suit, arbitration, administrative or other proceeding, criminal prosecution or investigation by or before any Governmental Authority.

     Affiliate. When used with reference to a specified Person: any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person.

         Agreement.  This Purchase and Sale Agreement.

         Authorization. Any consent, approval, waiver or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) of, or filing, registration, qualification, declaration or designation with or by, any Governmental Authority.

         Bill of Sale.  As defined in Section 3.2.1.

     Business. The microwave business, operations and facilities of Locate excluding Switch Assets, the Switch Business or any rights under the Switch Agreement.

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         Buyer Default.  As defined in Section 10.3.

         Claim.  As defined in Section 9.1.

         Closing Date.  As defined in Section 3.1.

         Common Stock.  The common stock, par value .01 per share, of WinStar.

     Consent. Any consent, approval or waiver of a Person, excluding any Authorization of any Governmental Authority.

         Encumbrance. Any lien, claim, charge, security interest, option, mortgage, pledge, restriction on transferability, defect of title or other claim, charge or other encumbrance of any nature whatsoever.

         FCC.  The Federal Communications Commission.

         FCC Final Orders. An Order or Orders entered by the FCC permitting the transfer of control or assignment of all of the Licenses within the jurisdiction of the FCC and any applications therefor, (i) as to which the time period for seeking reconsideration, review or appeal shall have elapsed from the date of entry or grant thereof without the filing of any adverse request, petition or appeal by any Person or by the FCC on its own motion with respect to such Orders, or any aspect or portion thereof, or any resubmission of any application or request for any such Orders, or (ii) if challenged, that (or affected aspects or portions of which) shall have been reaffirmed or upheld or the challenge in respect of which shall have been withdrawn and the applicable period for seeking further administrative or judicial review in respect of which shall have expired without the filing of any action, petition or request for further review.

         FCC Rules.  The rules, regulations and proclamations of the FCC.

         Governmental Authority. Any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court, in each case whether domestic or foreign, federal, state or local.

     HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Identified Assets. All of the assets of Locate of every kind and description, wherever located, excluding cash, accounts receivable, security deposits (subject to Section 7.23) and other cash equivalents, but including without limitation all of Locate's right, title and interest in and to (i) any real property owned or leased by Locate, (ii) any tangible personal property owned, used or held for use by Locate, (iii) any intangible personal property owned, used or held for use by Locate, (iv) any software, programs, data,

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"knowhow,"  customer  lists  and  customer  information  used or held for use by
Locate,  (v)  any  License  or  Authorization  held  by  Locate  (including  any applications therefor and modifications thereto), (vi) customer contracts for the services offered by the Business (the "Customer Contracts"), the Material Contracts, and any other contract, agreement, or lease to which Locate is a
party,  (vii)  customer  deposits,   bonds,   telephone  and  telecopy  numbers,
tradenames, logos, (viii) any insurance claim, warranty, contractual indemnity claim, or right of recovery or setoff owned or held by Locate, and (ix) any Intellectual Property owned, used or held for use by Locate; all books, records and files of Locate other than corporate, accounting and tax books, records and files (copies of which shall be provided to Transferee); and (x) all goodwill associated with the Business; excepting and excluding however (i) the Switch Assets and the rights of Locate under the Switch Agreement and the Service Agreement, (ii) the MobileMedia common stock held by Locate, (iii) the capital stock and assets of the Subsidiaries, (iv) the rights of Locate under this Agreement, the Registration Rights Agreement and the Notes and (v) the assets identified on Schedule 3.03.

         Identified Liabilities. All of the liabilities and obligations of Locate (i) arising after the Closing Date out of the Material Contracts and (ii) under any Working Capital Loans issued pursuant to the Service Agreement which are in existence as of the Closing Date.

     Indemnified   Party.   With  respect  to  any  Claim,   the  party  seeking
indemnification pursuant to Article IX.

         Indemnifying Party. With respect to any Claim, the party from whom indemnification is sought pursuant to Article IX.

         Intellectual Property. All patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, and copyright registrations and applications, used in the Business or constituting a part of the Identified Assets.

     Law. Any domestic or foreign, federal, state or local, statute, law, ordinance, rule or regulation.

         License. Any license, permit, consent, tariff, waiver, dispensation, certificate of public convenience and necessity, certificate of compliance, franchise, approval or other similar authorization granted by any Governmental Authority, used in the Business or constituting a part of the Identified Assets.

         Locate.  As defined in the preamble to this Agreement.

         Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" will be deemed to have occurred if any of the following transpire (i) the loss of "roof rights" for more than 30 buildings for which Locate currently has roof rights; (ii) the loss of existing Licenses pursuant to which more than fifteen percent (15%) of the Business'

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existing  customer base (based on monthly  revenues from all Business  customers for transmission services for January 1996) are provided transmission services, unless such services can be provided pursuant to other Licenses; or (iii) any event which causes, or results in any proceedings instituted by the FCC with respect to, the revocation, modification, impairment, restriction, suspension, termination, cancellation or loss of any microwave radio license granted to Locate by the FCC in the 38.6 to 40.0 gigahertz band of the radio spectrum.

         Material Contracts. The notes, indentures or other evidences of indebtedness, and other contracts, agreements and leases, to which Locate is party or by which it is bound, which are identified on Schedule 1.01 to this Agreement.

         MobileMedia.   As defined in the preamble to this Agreement.

         Notes. The notes evidencing that certain indebtedness of WinStar in the aggregate principal amount of $17.5 million, bearing interest at a simple rate of 8.0% per annum, convertible into Common Stock of WinStar in substantially the form of Exhibit A.

     Order. Any judgment, ruling, order, writ, injunction, decree, stipulation or award entered or rendered by any Governmental Authority.

         Permitted Encumbrances. Means (i) liens for current taxes or other governmental assessments or charges not yet due and payable, (ii) materialman's, mechanic's, workman's, repairman's, carrier's, warehouseman's, employee's and other like liens incurred in the ordinary course of business, so long as such liens either individually or in the aggregate do not materially impair the value of the assets subject thereto, or (iii) the Encumbrances set forth on Schedule 4.5(A), other than Encumbrances securing liabilities for borrowed money.

     Person.  Any  individual  or  corporation,   company,  partnership,  trust,
incorporated  or  unincorporated   association,   joint  venture,   Governmental
Authority or other entity of any kind.

         PUC. Any state or local public utilities commission, public service commission or other similar agency, or any municipal authority asserting jurisdiction over Locate, the Identified Assets or the Business.

         Registration Rights Agreement. The Registration Rights Agreement with respect to the Common Stock of WinStar issuable upon conversion of the convertible debt evidenced by the Notes in substantially the form of Exhibit B.

         Seller Default.  As defined in Section 10.2.


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         Service Agreement.  That certain Service Agreement dated as of April 1,
1996 between Locate and WinStar Wireless, Inc., a Delaware corporation and wholly-owned subsidiary of WinStar.

         Subsidiaries.  As defined in Section 4.2.

         Switch Agreement. That certain Master Assignment and Assumption Agreement dated as of October 1, 1995 between Locate and TC Systems, Inc., a Delaware corporation ("TCS"), pursuant to which Locate will assign to TCS substantially all of the assets used or held for use by Locate in its Switch Business.

         Switch Assets. Those assets of Locate which are assigned to TCS upon consummation of the Switch Agreement, a schedule of substantially all of which assets has been previously provided to WinStar.

         Switch Business. The telephone switching operation of Locate providing local exchange carrier services in New York City which is to be transferred to TCS pursuant to the Switch Agreement.

         Transferee.  As defined in the preamble to this Agreement.

         WinStar.  As defined in the preamble to this Agreement.

ARTICLE II.       PURCHASE AND SALE.

2.1 Transfer of Identified Assets. Subject to and upon the terms and conditions contained in this Agreement, Locate agrees to sell, assign, transfer and convey at the Closing to the Transferee, and the Transferee agrees to purchase at the Closing, the Identified Assets.

2.2 Assumption of Identified Liabilities. Subject to and upon the terms and conditions contained in this Agreement, the Transferee agrees to assume at the Closing only (i) the Identified Liabilities and (ii) obligations arising under the Customer Contracts after the Closing Date. Transferee shall not, and shall not have any responsibility or obligation to, assume, discharge or carry out any liabilities or obligations of Locate except the Identified Liabilities, all of which other liabilities and obligations (including, but not limited to, liabilities or obligations under or arising from (i) the notes and agreements to which Locate is a party set forth in Schedule 2.2 hereto (the "Excluded Contracts"), or
         (ii) any employee plan of Locate or under the Employee Retirement Income Security Act of 1974, and any liability or obligation to any Locate employee for pre- or post-termination benefits, severance, or otherwise (collectively, the "Employee Obligations")) shall be discharged and carried out by Locate.


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2.3      Purchase  Price.  At the  Closing,  upon the terms and  subject  to the conditions set forth herein, WinStar shall deliver to Locate for the sale, transfer, assignment, conveyance and delivery of the Identified Assets the Notes in the principal amount of $17.5 million (the "Purchase Price"). The Purchase Price shall be allocated among the Identified Assets in a manner mutually agreed upon by the parties and consistent with the requirements of Section 1060 of the Internal
         Revenue Code of 1986, as amended (the "Code"). In the event that the parties, after good faith negotiation, cannot agree on such allocation, Winstar shall make the final determination thereof. Locate and WinStar agree to timely make all necessary filings required by Section 1060 of the Code.

2.4 Prorations. At the Closing, or as promptly as practicable following the Closing Date, but in no event later than 30 calendar days thereafter, the real and personal property taxes, water, gas, electricity and other utilities, prepaid expenses (with respect to security deposits only, subject to Section 7.23), and other similar periodic charges payable with respect to the Business shall be prorated between Locate and WinStar effective as of the Closing Date. Locate shall pay all rent under the leases covered by the Identified Liabilities through the end of the calendar month in which the Closing Date occurs, and WinStar shall reimburse Locate for such rent under the leases covered by the Identified Liabilities accrued from the Closing Date through the end of such month as part of the post-Closing proration.


ARTICLE III.      CLOSING.

     3.1 Closing. Subject to and upon the terms and conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on the fifth business day immediately following the day on which the conditions to Closing set forth in Article VIII have been fulfilled or waived and either Locate, on the one hand, or the Transferee, on the other hand, shall have given written notice to the other party of such fulfillment or waiver, or on such other business day as may be agreed to by the parties (in either case, the "Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue, New York, New York, or at such other place as may be agreed to by the parties.

3.2      Deliveries at Closing.  At the Closing:

         3.2.1 Locate and MobileMedia shall deliver to the Transferee (i) a bill of sale for the Identified Assets in the form attached to this Agreement as Exhibit C (the "Bill of Sale"), (ii) the certificates, opinions and other documents and instruments described in Section 8.3, (iii) the Authorizations and Consents required pursuant to Sections 8.1.3 and 8.1.4 or otherwise obtained by Locate, and (iv) such other documents and instruments as the Transferee or

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     its  counsel  may   reasonably   request  to  consummate  or  evidence  the
transactions contemplated by this Agreement.

     3.2.2 The  Transferee  and WinStar  shall  deliver to Locate (i) the Notes,
(ii) the Registration  Rights  Agreement,  (iii) an assumption of the Identified
Liabilities in the form attached to this Agreement as Exhibit D (the "Assumption"), (iv) the certificates, opinions and other documents and instruments described in Section 8.2, and (v) such other documents and instruments as Locate or MobileMedia or their respective counsel may reasonably request to consummate or evidence the transactions contemplated by this Agreement.

3.3 Payment Instructions. By written notice from Locate to WinStar given at least ten days prior to the Closing Date ("Payment Instructions"), Locate may instruct WinStar to issue Notes and deliver Registration
         Rights Agreements on the Closing Date to up to ten persons ("Designees") other than Locate. WinStar agrees to comply with the Payment Instructions with respect to any particular Designee if, on the Closing Date, such Designee delivers to WinStar the certificate required by Section 8.3.4 hereof and such other certificates and agreements as counsel for WinStar determines are reasonably necessary for compliance with applicable securities laws.

3.4 Form of Documents and Instruments. All of the documents and instruments delivered at the Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the respective counsel for the parties.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF LOCATE.

         Locate represents and warrants to the Transferee and WinStar that:

4.1 Organization and Qualification. Locate is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own, lease and operate its assets, and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, including but not limited to the jurisdictions listed on Schedule 4.1 hereto. Locate has furnished to Transferee true and complete copies of (a) the certificate of incorporation and all amendments thereto of Locate, certified by the Secretary of State of the State of New York, and (b) the by-laws of Locate as presently in effect, certified as true and correct by an officer of Locate.


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4.2      Subsidiaries. Locate holds (i) all of the issued and outstanding shares free and clear of any Encumbrances of the common stock of LOCATE-1, Inc., a New York corporation, and (ii) 1,065,548 of the 1,265,000
         issued  and  outstanding   shares  of  the  common  stock  of  Personal
         Communication   Network   Services  of  New  York,  Inc.,  a  New  York
         corporation (collectively, the "Subsidiaries"). Each Subsidiary is a nonoperating subsidiary with insignificant assets and no liabilities or obligations of any kind, except as indicated on Schedule 4.2. Locate owns 4,375,000 of the issued and outstanding shares of Class A Stock of MobileMedia ("Locate MobileMedia Shares"), free and clear of any Encumbrances, except those imposed by applicable securities laws. Locate may freely sell the Locate MobileMedia Shares at any time, subject to compliance with applicable securities laws. Except with respect to the Locate MobileMedia Shares and the Subsidiaries, Locate does not own an equity interest in any other person.

4.3      Authorization.  Locate has all necessary  corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Locate of this Agreement and, when executed and delivered by Locate, the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of Locate. Each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of Locate enforceable against Locate in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and general principles of equity, regardless of whether applied in equity or at law.

4.4 No Conflict; Approvals. The execution, delivery and performance by Locate of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or give rise to a right of termination, cancellation, or acceleration of, or result in the imposition of an Encumbrance under, or, except as indicated on
         Schedule 4.4 to this Agreement, require any Authorization or Consent under, (i) the Articles of Incorporation or By-Laws of Locate, (ii) any Material Contract, Customer Contract or License, or (iii) any Law or Order by which Locate is bound, except for any such violations, conflicts, defaults or failures to obtain Authorizations or Consents, that either individually or in the aggregate have not had and will not have a material adverse effect on the Business ("Material Adverse Effect").

4.5 Assets. Locate has good and marketable title to the Identified Assets, which, as of the Closing Date, shall be free and clear of all Encumbrances except Permitted Encumbrances. The Identified Assets constitute all the assets used in the Business. There are no pending, or to Locate's knowledge, threatened, condemnation

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         proceedings  relating to any real property owned by Locate.  The assets of Locate currently used in the conduct of the Business are, in the aggregate, in satisfactory repair, working order and condition, subject to ordinary wear and tear, and comply in all respects with all standards and rules imposed by any Governmental Authority, except where any failures to so comply either individually or in the aggregate have not had and will not have a Material Adverse Effect. Schedule 4.5(B) to this Agreement sets forth a list of all material real and personal property included in the Identified Assets; provided, however, that Locate shall have the right to update and replace Schedule 4.5(B) at the Closing so long as such replacement Schedule is not materially different from the original Schedule 4.5(B).

4.6 Material Contracts. Except as indicated on Schedule 4.6 to this Agreement, (i) each Material Contract is in full force and effect, (ii) neither Locate, nor to Locate's knowledge any other Person, has breached any Material Contract or is in default thereunder, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute such a breach or default, except where any such breaches or defaults either individually or in the aggregate have not had and will not have a Material Adverse Effect, (iii) to Locate's knowledge no claim of a material breach of or default under any Material Contract has been asserted or threatened, and (iv) neither Locate, nor to Locate's knowledge any other Person, is seeking the renegotiation of any Material Contract or substitute performance thereunder. True and complete copies of all Material Contracts (together with any and all amendments thereto) have been delivered to Transferee. Other than the Material Contracts or as evidenced in the expense schedules previously delivered to Transferee by Locate, Locate has no contract, agreement, obligation, arrangement, understanding or commitment (whether written or oral) pertaining to the Business ("Contract"), other than (i) liabilities described on Schedule 4.6 hereto, (ii) Contracts involving the payment by Locate of less than $10,000 individually, but not more than $100,000 in the aggregate,
         (iii) the Excluded Contracts and (iv) the Customer Contracts.

4.7 Licenses and Authorizations. All of the Licenses and Authorizations of Locate are described in Schedule 4.7 hereto, are in full force and effect, are valid for the balances of their respective terms, have not been materially impaired by acts of, or failures to make required filings by, Locate, and are not subject to material conditions or restrictions not stated therein or identified on Schedule 4.7 that would reasonably be expected to limit the full operation of such Licenses and Authorizations, other than conditions or restrictions which are generally applicable to holders of such Licenses and Authorizations. Except as set forth on Schedule 4.7, Locate has duly and in a timely fashion under applicable law secured all necessary
         Licenses and Authorizations from, and has filed all necessary registrations, applications, reports and other documents with, the FCC, and as applicable, any PUC and any other Governmental Authority exercising jurisdiction or having jurisdiction over Locate or its facilities. All reports required to be filed by Locate with the FCC, and all other reports required to be filed by Locate with Governmental Authorities

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         with respect to the Business  when filed were  accurate and complete in all material respects, except for such failures to file or inaccuracies or omissions which would not, individually or in the aggregate, have a
         Material   Adverse   Effect.   There  are  no  pending   petitions  for
         reconsideration or revocation of the grants of any Licenses or Authorizations except as identified on Schedule 4.7. Locate has not been notified of any unresolved protest to the grants of any Licenses or Authorizations or objections by the FCC, any PUC, any other Governmental Authority or any other person. Locate is not subject to any Order or any pending or, to Locate's knowledge, threatened Action which has had or would reasonably be expected to have a material adverse effect on the validity of, or which has resulted or would reasonably be expected to result in the revocation, termination, nonrenewal or material adverse modification of, any such License or Authorization. To Locate's knowledge, there have been no events or occurrences which have resulted or would reasonably be expected to result in (i) the revocation, termination, nonrenewal or material adverse modification of, or (ii) any material adverse effect on any material right of Locate under, any License or Authorization. Schedule
         4.7 also lists each currently pending application for a License or Authorization and any pending request for modification, amendment or termination thereof, as well as the status thereof with the appropriate Governmental Authority.

4.8 Intellectual Property. Locate owns or possesses adequate rights to use (without making any payment or granting any right to any Person in exchange) all of the Intellectual Property used by it in connection with the Business, all of which Intellectual Property is described on
         Schedule 4.8 to this Agreement, and to Locate's knowledge there is no material infringement of the Intellectual Property of any other Person, nor has any such infringement been asserted or threatened against Locate.

4.9 Employee Matters. Except as set forth in Schedule 4.9, Locate is not a party to any employment agreement which is not terminable upon not more than sixty days' notice without payment to the employee of any amounts other than (i) accrued salary, bonuses and vacation pay, and (ii) the amounts, if any, payable under the severance policy for Locate employees.

4.10 Compliance with Laws. Except as set forth on Schedule 4.10, the conduct by Locate of the Business complies in all respects with all Laws and Orders applicable thereto, except where any failures to so comply either individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

4.11 Litigation. Except as indicated on Schedule 4.11 to this Agreement, there are no Orders against Locate or any of its assets, or any Actions pending or to Locate's knowledge any Actions or inquiries threatened, by or before any Governmental Authority against Locate that either individually or in the aggregate (i) have had or will have a Material Adverse Effect or (ii) could restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement or permit such consummation only subject to one or more material adverse conditions or restrictions applicable to the Transferee.

4.12 Full Disclosure. No representation or warranty by Locate in this Agreement, or in any schedules, disclosures, notices, letters or exhibits referred to herein or any other certificate or document furnished or to be furnished by Locate pursuant hereto, contains any untrue statement of a material fact or omits or will omit to state a fact necessary to make any statement contained herein or therein not misleading or necessary in order to provide Transferee with complete and accurate information as to all material aspects of the Business, Identified Assets and Identified Liabilities.

4.13 Compliance with Bulk Sales Act. There are no creditors who can object to the transactions contemplated hereby under the Bulk Sales Act of the State of New York, or the Uniform Commercial Code, or statutes of similar import, if applicable. The consideration for the transactions contemplated herein constitutes the fair value thereof to Locate.

4.14 Financial Statements. Locate has delivered to Transferee complete copies of the following financial statements: (i) an audited balance sheet as of December 31, 1994 and the related statements of operations, accumulated deficit and cash flows for the year then ended, together with the notes thereto, (ii) an unaudited balance sheet and related statements of operations, accumulated deficit and cash flows for the year ended December 31, 1995, and (iii) an unaudited balance sheet and related statements of operations, accumulated deficit and cash flows as of February 29, 1996. All such audited and unaudited financial statements are referred to herein collectively as the "Locate Financial Statements." The Locate Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly and accurately present the financial position and assets and liabilities of Locate as of the dates thereof and Locate's results of operations and cash flows for the periods then ended (subject in the case of any unaudited interim financial statement, to normal, recurring and other adjustments which will not have a material impact on the financial statements), except that the audited financial statements of Locate as of and for the year ended December 31, 1994 reflect the consolidated balance sheet and statement of operations on a discontinued operations basis, and furthermore, (i) the audited financial statements of Locate as of and for the year ended December 31, 1994 also include the Switch Business and (ii) the unaudited financial statements as of and for the year ended December 31, 1995 and as of and for the two months ended February 29, 1996 relate only to the Business and do not include the Switch Business. In addition, the unaudited financial statements of Locate as of December 31, 1995 and February 29, 1996, do not include any additional reserve for additional losses to be incurred prior to and in connection with the completion of the Locate disposal which would be required to be stated under GAAP. The balance sheet as of February 29, 1996 that is included in the Locate Financial Statements is referred to herein as the

     "Balance Sheet," and February 29, 1996 is referred to herein as the "Balance Sheet Date."

4.15 Undisclosed Liabilities. Except as set forth on Schedule 4.15, Locate has no material liabilities, due or to become due, except (a) as and to the extent reflected or reserved against on the Balance Sheet, and (b) those incurred in the ordinary course of business and consistent with prior practices since the Balance Sheet Date.

     4.16 Absence of Certain Changes or Events.  Except as set forth in Schedule
4.16 or pursuant to the Locate Parties Agreement, since the Balance Sheet Date, Locate has not, with respect to the Business:

         4.16.1 sold, transferred, leased to others or otherwise disposed of any material asset, or canceled or compromised any material debt or claim, or waived or released any right of substantial value;

         4.16.2 received any notice of termination of any contract, lease or other agreement, or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had or will have a Material Adverse Effect;

         4.16.3 encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or any other labor trouble, or had any material change in its relations with its employees or agents or any of its customers or suppliers;

         4.16.4 transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

         4.16.5 suffered any other change, event or condition which, in any case or in the aggregate, has had or will have a Material Adverse Effect;

         4.16.6 discharged or satisfied any material Encumbrance other than those then required to be discharged or satisfied, or paid any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred as of the Balance Sheet Date in the ordinary course of business and consistent with prior practice; or

         4.16.7 entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses 4.16.2, 4.16.3 or 4.16.5).

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF MOBILEMEDIA.

MobileMedia represents and warrants to the Transferee that:

5.1 Organization and Qualification. MobileMedia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its assets, and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary.

5.2 Authorization. MobileMedia has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by MobileMedia of this Agreement have been duly authorized by all necessary corporate action on the part of MobileMedia. This Agreement constitutes the legal, valid and binding obligation of MobileMedia enforceable against MobileMedia in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and general principles of equity, regardless of whether applied in equity or at law.

5.3 No Conflict; Approvals. The execution, delivery and performance by MobileMedia of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or give rise to a right of termination, cancellation, or acceleration of, or result in the imposition of an Encumbrance under, or, except as indicated on Schedule 5.3 to this Agreement, require any Authorization or Consent, under, (i) the Certificate of Incorporation or By-Laws of MobileMedia, (ii) any note, indenture or other evidence of indebtedness, or other contract, agreement or lease, to which MobileMedia is a party or by which it is bound, or (iii) any material Law or Order by which MobileMedia is bound, except for any such violations, conflicts, defaults or failures to obtain Authorizations or Consents, that either individually or in the aggregate will not prevent MobileMedia from performing its obligations hereunder.

5.4 Litigation. There are no Orders against MobileMedia or any of its assets, or any Actions pending or to MobileMedia's knowledge threatened, by or before any Governmental Authority against MobileMedia that could restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement or permit such consummation only subject to one or more material adverse conditions or restrictions applicable to the Transferee.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE.

The Transferee and WinStar jointly and severally represent and warrant to Locate and MobileMedia that:

6.1 Organization and Qualification. Transferee and WinStar are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Transferee and WinStar has all requisite corporate power and authority to own, lease and operate its assets, and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary. Transferee and WinStar have furnished to Locate and MobileMedia true and complete copies of (a) the certificate of incorporation and all amendments thereto of Transferee and WinStar, certified by the applicable Secretary of State, and (b) the by-laws of the Transferee and WinStar as presently in effect, certified as true and correct by the Secretary of such entity.

6.2 Authorization. Transferee and WinStar have all necessary corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereunder. WinStar has all necessary corporate power and authority to execute and deliver the Notes and the Registration Rights Agreement and to perform its obligations thereunder. The execution, delivery and performance by Transferee and WinStar of this Agreement, and by Winstar of the Registration Rights Agreement and the Notes, have been duly authorized by all necessary corporate action on the part of Transferee and WinStar, respectively. This Agreement constitutes the legal, valid and binding obligation of Transferee and WinStar enforceable against each, jointly and severally, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and general principles of equity, regardless of whether applied in equity or at law. Each of the Notes and the Registration Rights Agreements, when executed and delivered by WinStar, will constitute the legal, valid and binding obligation of WinStar enforceable against WinStar in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and general principles of equity, regardless of whether applied in equity or at law

6.3 No Conflict; Approvals. The execution, delivery and performance by WinStar or the Transferee of this Agreement, or by Winstar of the Registration Rights Agreement and the Notes, and the consummation of the transactions contemplated thereunder will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or give rise to a right of termination, cancellation, or acceleration of, or result in the imposition of an Encumbrance under, or, except as indicated on Schedule 6.3 to this Agreement, require any Authorization or Consent under, (i) the Certificate of Incorporation or Bylaws of WinStar or the Transferee,
         (ii) any material note, indenture or other evidence of indebtedness, or other material contract, agreement or lease, to which WinStar or the Transferee is a party or by which it is bound or (iii) any material Law or Order by which WinStar or the Transferee is bound, except for any such violations, conflicts, defaults or failures to obtain Authorizations or Consents, that either individually or in the aggregate have not had and would not reasonably be expected to have a material adverse effect on the financial condition of the WinStar or the Transferee.

6.4 Litigation. To the Transferee's knowledge, there are no Orders against either Transferee, WinStar or any of their respective assets, or any Actions pending or threatened, by or before any Governmental Authority against WinStar or the Transferee that would reasonably be expected to restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement or permit such consummation only subject to one or more material adverse conditions or restrictions applicable to Locate or MobileMedia.

6.5 Financial Statements. WinStar has previously furnished to Locate copies of WinStar's financial statements for the year ended December 31, 1995 (collectively the "WinStar Financial Statements"). The WinStar Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly and accurately present the financial position and assets and liabilities of WinStar as of the date thereof and WinStar's results of operations and cash flows for the period then ended.

6.6 Full Disclosure. WinStar has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") within the two years preceding the date of this Agreement (the "Exchange Act Reports"). All of the Exchange Act Reports were true and complete in all material respects when filed. WinStar has provided Locate with copies of its Annual Report on Form 10-K for the year ended December 31, 1995 ("10-K") and the Prospectus dated January 31, 1996 included in its Registration Statement on Form S-4 declared effective by the SEC on that date (the "S-4 Prospectus"). The S-4 Prospectus, taken together with and as supplemented by the 10-K, does not contain as of the date thereof, or contain as of the date of this Agreement, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that WinStar makes no representation with respect to the completeness of disclosure as it relates to existing or proposed federal, state or local legislation and regulation affecting telecommunications matters. No specific representation or warranty by WinStar in this Agreement contains any untrue statement of a material fact or omits or will omit to state a fact necessary to make any material statement contained in such representation or warranty not misleading.

6.7 Authorization; Enforceability; Notes. The Notes have been duly authorized, and when the Notes are delivered and paid for pursuant to this Agreement at the Closing, the Notes will have been duly executed, authenticated, issued and delivered and will conform to the form thereof attached as Exhibit A to this Agreement and the Notes will constitute valid and legally binding obligations of WinStar, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

6.8      Common Stock.

         6.8.1 The authorized capital stock of Transferee consists of 75,000,000 shares of Common Stock and 15,000,000 shares of preferred stock of which 27,213,520 shares of Common Stock and no shares of preferred stock were issued and outstanding as of March 18, 1996. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

         6.8.2 When the Notes are delivered and paid for pursuant to this Agreement, the Notes will be convertible into the Common Stock of WinStar in accordance with their terms; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.

6.9 Special Approvals; Notes. No Authorization or other approval, authorization, or order of, or filing with, any federal, state or local governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement with respect to the issuance and sale of the Notes by WinStar.

ARTICLE VII.  COVENANTS.

7.1 Financial Statements. Locate and MobileMedia understand that WinStar is a public company and may need to file with the SEC and other regulatory bodies audited, unaudited and pro forma financial statements reflecting Locate's operations. Accordingly, Locate and MobileMedia agree to cooperate fully with WinStar in this regard and to provide WinStar all information WinStar may reasonably request in that connection. In furtherance of the foregoing:

         7.1.1 concurrently with the execution of this Agreement, Locate has delivered to WinStar audited balance sheets of Locate as at December 31, 1994, 1993 and

                  1992 and audited statements of operations, shareholders' equity and cash flows for each of the years then ended.

         7.1.2 on or before April 30, 1996, Locate and MobileMedia shall cause Locate, at its expense, to deliver to WinStar an audited balance sheet with respect to the Business as at December 31, 1995 and an audited statement of operations, shareholders equity and cash flows with respect to the Business for the year then ended.

         7.1.3 on or before February 14 of each year ending prior to the Closing Date, Locate and MobileMedia shall cause Locate, at its expense, to deliver to WinStar an audited balance sheet with respect to the Business as at December 31, of the year preceding such February 14 and audited statement of operations, shareholders' equity and cash flows with respect to the Business for the year then ended; and

     7.1.4 on or before 30 calendar days after the end of each fiscal quarter ending prior to the Closing Date, beginning with the quarter ending March 31, 1996, Locate and MobileMedia shall cause Locate to deliver to WinStar unaudited balance sheets with respect to the Business at the last day of such quarter and at the comparable date of the prior fiscal year and unaudited statements of operations, shareholders' equity and cash flows with respect to the Business for the quarters then ended and the fiscal year to date, except that no such unaudited information need be delivered with respect to the last quarter of each fiscal year.

         All of the foregoing financial statements have been or will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and shall fairly present the respective financial conditions of Locate at their respective dates and the results of their respective operations for the periods covered thereby. Locate will cause the appropriate management personnel of Locate to provide such confirmations as are necessary to confirm the accuracy of all financial statements provided to WinStar and will cooperate with WinStar in connection with the preparation of financial statements reflecting Locate's operations for all periods ending on or prior to the Closing Date, including delivery of certifications as to the accuracy of all such financial statements.

7.2 Operation of Business. Notwithstanding the terms of the Service Agreement, between the date of this Agreement and the Closing Date, Locate shall (a) retain complete control over its operations and not transfer control thereof to any other Person, (b) take all reasonable action within its means to preserve the Business and the Licenses, and
         (c) otherwise conduct the Business in good faith and in accordance with reasonable operating standards consistent with past practice. Except as may be otherwise specifically permitted by this Agreement, between the date hereof and the

         Closing Date, Locate will conduct the Business only in the ordinary course of such business. Notwithstanding the foregoing, except as specifically permitted by this Agreement and except in connection with the performance of its obligations pursuant to Material Contracts and under the Services Agreement, Locate will not undertake any of the following activities:

         7.2.1 take any action intended in whole or in part to make any of its representations or warranties hereunder incorrect after such action is taken;

         7.2.2 declare any dividend, whether of cash or securities, or make any distribution in securities on the outstanding shares of Locate or directly or indirectly redeem or purchase any of the outstanding Shares of Locate (any such action being referred to herein as a "Dividend"); or

         7.2.3 take any other action which would be reasonably expected to have a Material Adverse Effect.

7.3      No Transfer of Control.

         7.3.1 It is expressly understood that nothing in this Agreement or the Service Agreement is intended to give to WinStar or the Transferee any right which would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, and/or the FCC Rules or case law) of one or more of Locate's Licenses from Locate to WinStar or the Transferee.

     7.3.2 Nothing in this Agreement or the Service Agreement is intended to diminish or restrict Locate's obligations as an FCC licensee and the parties hereto desire that this Agreement and the transactions contemplated hereby be in full compliance with the FCC Rules and/or the rules and regulations of any state or local jurisdiction. Subject to the provisions of Section 11.12, if the FCC or any state regulatory body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, policies, or regulations, the parties shall use their best efforts to immediately bring this Agreement into compliance, consistent with the intent of this Agreement.

7.4      Prosecution of FCC Final Order; Disclosure.

         7.4.1 Promptly after the execution of this Agreement, Locate will make such filings and take such other actions as are necessary to obtain the FCC Final Order and any applicable State regulatory consents and shall thereafter diligently prosecute such consents until they are obtained.

         7.4.2    Locate  and   MobileMedia   shall   cooperate  in   disclosing
                  information to WinStar to enable WinStar to make such regulatory filings and take such other actions as it deems necessary or appropriate to disclose the existence of this Agreement, the transactions contemplated hereby and the relationships of the parties. WinStar shall give Locate advance written notice and copies of any such filings it proposes to make with the FCC, which notice shall be at least two business days in advance of such filing whenever practicable.
     7.4.3 WinStar shall cooperate in disclosing information to Locate to enable them to make such regulatory filings and take such other actions as they deem necessary or appropriate to disclose the existence of this Agreement, the transactions contemplated hereby and the relationships of the parties. Locate shall give WinStar advance written notice and copies of any such filings it proposes to make with the FCC with respect to the transactions contemplated hereby, which notice shall be at least two business days in advance of such filing whenever practicable.

7.5 Access to Information. Locate and MobileMedia will (i) permit WinStar and its representatives reasonable access during normal business hours upon reasonable advance notice to all of the books, records, financial and operating data, reports and other related materials, offices and other facilities and properties of Locate; and (ii) permit WinStar and its representatives to make such inspections and copies thereof as they may reasonably request.

7.6 No Other Negotiations. Until the earlier of the Closing Date or the termination of this Agreement, neither Locate nor MobileMedia shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for, any acquisition of any capital stock of Locate or of any part of its assets, nor shall Locate or MobileMedia provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition.

7.7 No Securities Transactions. Neither Locate nor MobileMedia shall engage in any transactions involving the securities of WinStar prior to the time of the making of a public announcement of the closing of the transactions contemplated by this Agreement. Locate and MobileMedia shall each use its best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

7.8 Disclosure of Certain Matters. From the date hereof through the Closing Date or the termination of this Agreement, Locate shall give WinStar prompt written notice of any event or development that occurs that (a) had it existed or been known on the
                                                        19
         date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Locate or MobileMedia contained herein to be inaccurate, incomplete or otherwise misleading or (c) causes Locate or MobileMedia to conclude that any of the conditions set forth in Article 8 cannot be satisfied.

7.9 Confidentiality. Locate and MobileMedia, on the one hand, and WinStar and the Transferee, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by the FCC, the SEC or by other judicial or administrative process or by other requirements of law, all documents and information concerning the other parties furnished it by such other parties or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from any other source, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other Person, except its representatives in connection with this Agreement. Notwithstanding the foregoing, each of WinStar and MobileMedia shall be entitled to issue press releases and make such filings with the SEC to disclose such matters as it is required to disclose to meet its legal obligations, provided that, in the case of press releases, it shall endeavor to give at least two hours' advance notice (which may be oral) and, in the case of filings, it shall give at least four hours' advance notice (which may be oral) to the other party. In addition to any other right or remedy available to the parties, the provisions of this Section 7.9 shall be enforceable by a proceeding for specific performance or other equitable relief.

7.10 Other Information. If in order to properly prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that a party be furnished with additional information concerning another party and such information is in the possession of such other party, such other party agrees to take all reasonable and practicable steps to furnish such information upon written request in a timely manner to the party requesting such information, at the cost and expense of the party being furnished such information.

7.11 Regulatory and Other Authorizations and Conditions. Each party will use all reasonable efforts to obtain the FCC Final Orders, comply with any HSR filing obligations and all other Authorizations and Consents and will cooperate fully with the other party in promptly seeking to obtain same. Locate and MobileMedia will use all reasonable efforts to satisfy the conditions to closing set forth in Sections 8.1 and 8.3 hereof. WinStar and Transferee will use all reasonable efforts to satisfy the conditions to closing set forth in Sections 8.1 and 8.2 hereof.

7.12 Cooperation: Further Action. Subject to the terms and conditions of this Agreement, each party shall cooperate with the other and shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby, including the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof to satisfy conditions contained in this Agreement.

7.13 WinStar Information. WinStar shall promptly furnish Locate with copies of all reports filed by WinStar with the SEC under the Securities Exchange Act of 1934 after the date of this Agreement and all press releases and letters issued by it and disseminated to all stockholders of record.

7.14 Locate's Accounts Receivable. Except as provided in the Service Agreement, all accounts receivable of Locate relating to periods prior to the Closing Date shall continue to be the property of Locate (the "Locate Accounts Receivable"). In the event of a dispute between Locate and a customer as to any such account, Locate shall consult with Transferee before initiating any action which could result in impairing the goodwill of such customer to Transferee and the Business and Transferee and Locate shall cooperate in the resolution of such dispute in a business-like manner. From and after the Closing Date, (i) WinStar shall promptly remit to Locate any amounts received with respect to accounts receivable of the Business (including those which identify themselves as constituting Locate Accounts Receivable) until such time as the Locate Accounts Receivable have been paid in full; provided, however, that any payments which specifically designate payment for services performed after the Closing Date shall be and remain the property of WinStar, and (ii) Locate shall promptly remit to WinStar any amounts received with respect to accounts receivable of the Business attributable to the operation thereof after the Closing Date.

7.15 Compliance With Bulk Sales Law; Sales Taxes. Promptly after the execution of this Agreement, Locate shall comply with any applicable notice requirement contained in the Uniform Commercial Code relating to Bulk Transfers. Seller will pay, prior to the Closing Date, all taxes, including sales taxes, taxes with respect to the provision of telecommunication services and other similar taxes, due and payable as a result of the conduct of its business prior to the Closing Date. Locate and Transferee shall cooperate with each other to prepare and file such forms and notifications with state taxing authorities as may be necessary to insulate Transferee from Locate's sales tax liabilities.

7.16 Locate Name. Locate and MobileMedia shall cause Locate and LOCATE-1, Inc. to change their names immediately after the Closing Date to names which do not
                                                        21
include the words "Locate", "Local" or "Area", or any combination or derivation thereof.

7.17 Sales and Transfer Taxes. Locate hereby assumes liability for and shall pay all sales, transfer and similar taxes incurred as a result of the sale of the Identified Assets.

7.18 Payment and Performance of Identified Liabilities. From and after the Closing, the Transferee shall duly and punctually pay and perform all of the Identified Liabilities.

7.19 Employment of Employees. The Transferee shall offer employment to those employees of Locate which it designates in a list to be delivered to Locate at least ten days prior to the Closing Date.

7.20 Casualty Insurance. The Transferee shall arrange separate casualty insurance (including without limitation workers compensation, automobile and general liability insurance) for the business effective at the Closing.

7.21 Arrangements in Lieu of Consents. If Locate, despite commercially reasonable efforts, is unable to obtain a Consent to the assignment of any Material Contract, Locate shall make arrangements reasonably acceptable to Transferee, pursuant to which the Transferee shall have substantially the same benefits as it would have had under such Material Contract if such Consent had been obtained and such Material Contract had been assigned to the Transferee, and shall duly and punctually pay, or reimburse Locate for payment of, and perform, all of the liabilities and obligations of Locate after the Closing Date under, such Material Contract.

7.22 Notice of Certain Matters. Locate or MobileMedia, on the one hand, and the Transferee, on the other hand, shall each give notice to the other party, promptly after gaining knowledge thereof, of (i) the occurrence or failure to occur of any event whose occurrence or failure to occur would reasonably be expected to cause any representation or warranty of such party contained in this Agreement or any Schedule hereto to be materially inaccurate, and (ii) any failure of such party to comply with or satisfy any covenant or condition contained in this Agreement to be complied with or satisfied by it.

7.23 Security Deposits. That parties agree that although security deposits outstanding as of the Closing Date are excluded from the Identified Assets, the amounts with respect to such deposits shall be paid to Locate only to the extent such deposits are either refunded or credited to Transferee. Notwithstanding the foregoing, in the event Transferee either renews or terminates a lease with such a security deposit, Transferee agrees to use its good faith efforts to obtain either a refund or credit with respect to such security deposit.

7.24 No Transfers or Dividends. From the date hereof until the Indemnity Termination Date, as defined in Section 9.6 hereof, Locate shall not transfer any of its material assets, except the Switch Assets or transfers made in accordance with the Service Agreement or transfers to an entity which would be a permitted transferee under Section 11.3, or declare, make or pay, any Dividends.

7.25 Schedules Up To the Closing Date. Upon the request of a party, made not more frequently than monthly, the other party shall have the obligation to supplement or amend, not less frequently than monthly, the Schedules being delivered concurrently by such other party with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules.


ARTICLE VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.

8.1 Conditions Precedent to the Closing. The respective obligations of Locate, MobileMedia, WinStar and the Transferee to consummate the transactions contemplated by this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any or all of which may be waived in whole or in part by the party benefitted thereby to the extent permitted by applicable law:

         8.1.1    HSR Act. If filing under the HSR Act is required,  the waiting
                  period   under  the  HSR  Act  shall  have   expired  or  been
                  terminated.

          8.1.2 FCC Final Orders. The FCC Final Orders shall have been obtained.

         8.1.3 Other Authorizations. All other Authorizations required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or filed, as the case may be, except for such failures to obtain or file Authorizations that either individually or in the aggregate (i) have not had and would not reasonably be expected to have a Material Adverse Effect, or (ii) do not materially impair the ability of the parties to perform their respective obligations under this Agreement.

         8.1.4 Consents. All Consents required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, except for such failures to obtain Consents (i) as to which arrangements have been made pursuant to Section 7.22, or (ii) that either individually or in the aggregate (A) have not had and would not reasonably be expected to have a Material Adverse Effect, or (B) do not materially impair the ability of the parties to perform their respective obligations under this Agreement.

         8.1.5 No Injunction. There shall not be in effect any Order, and no Action shall have been instituted by any Person other than a party hereto that imposes or seeks to obtain any Order, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to conditions or restrictions that are unacceptable to any party, in such party's reasonable judgment.

8.2 Conditions to Obligations of Locate and MobileMedia. The obligations of Locate and MobileMedia to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part by Locate and MobileMedia to the extent permitted by applicable law:

         8.2.1 Representations and Warranties. The representations and warranties of WinStar and the Transferee contained in this Agreement shall have been true when made, and shall be true at the Closing with the same effect as though such representations and warranties had been made at the Closing, provided, that representations and warranties that speak as of a specific date other than the Closing Date need only be true as of such date.

         8.2.2 Covenants and Conditions. WinStar and the Transferee shall have performed and complied in all material respects with all covenants and conditions contained in this Agreement that are required to be performed and complied with by it prior to or at the Closing.

         8.2.3 Certificates. WinStar and the Transferee shall have delivered to Locate and MobileMedia a certificate dated the Closing Date and signed by each of them, certifying as to the fulfillment of the conditions contained in Sections 8.2.1 and 8.2.2.

          8.2.4 Opinions. Locate and MobileMedia shall have received an opinion dated the Closing Date and addressed to them from counsel for WinStar and the Transferee, in form and substance reasonably satisfactory to counsel for Locate and MobileMedia, addressing matters which are customary in connection with transactions of the type and nature contemplated by this Agreement, the Registration Rights Agreement and the Notes. Such opinion may be made subject to such limitations, assumptions and qualifications as are customary in connection with transactions of the type and nature contemplated by this Agreement, the Registration Rights Agreement and the Notes but shall provide that the holders of the Notes may rely upon such opinion.

          8.3 Conditions to Obligations of WinStar and the Transferee. The obligations of WinStar and the Transferee to consummate the transactions contemplated by this
                                                        24

         Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part by WinStar and the Transferee to the extent permitted by applicable law:

          8.3.1 Representations and Warranties. The representations and warranties of Locate and MobileMedia contained in this Agreement shall have been true when made, and shall be true at the Closing (except to the extent untrue or inaccurate as a result of the operation of the Business pursuant to the Services Agreement) with the same effect as though such representations and warranties had been made at the Closing, provided, that representations and warranties that speak as of a specific date other than the Closing Date need only be true as of such date.

         8.3.2 Covenants and Conditions. Locate and MobileMedia shall have performed and complied in all material respects with all covenants and conditions contained in this Agreement that are required to be performed and complied with by them prior to or at the Closing.

         8.3.3 Certificates of Locate and MobileMedia. Locate and MobileMedia shall have delivered to the Transferee (i) a certificate dated the Closing Date and signed by an executive officer of each of them, certifying as to the fulfillment of the conditions contained in Sections 8.3.1 and 8.3.2; and (ii) a statement of record of the FCC concerning status of Locate's Licenses.

         8.3.4 Certificates of the Payees. Locate and each of the Designees (each a "Payee") shall have delivered to the Transferee a certificate certifying to the following:

                  8.3.4.1 Such Payee is an accredited investor under Regulation D promulgated pursuant to the Securities Act of 1933, as amended ("Act").

          8.3.4.2 Such Payee understands that the issuance of the Note and the shares of WinStar Common Stock into which the Note may be converted ("Conversion Shares") have not been registered under the Act and are and will be offered pursuant to an exemption thereunder. Such Payee will not sell or transfer the Note or the Conversion Shares unless such sale or
     transfer  is  registered   under  the  Act  or  exempt  from   registration
     thereunder.

                  8.3.4.3 Such Payee is acquiring the Note and any Conversion Shares which it may acquire thereunder, for its own account for investment and not on behalf of or for the benefit of any other person, trust, estate, or business organization, and has no intention of distributing same to others in violation of the Act.

          8.3.4.4 Such payee acknowledges that (i) it has been given copies of, and has reviewed WinStar's Exchange Act Reports (and all similar reports filed by WinStar after the date hereof) and S-4 Prospectus, as such terms are defined in Section 6.6 hereof, and (ii) it has been given the opportunity to ask questions of and to obtain documents from the executive officers and directors of WinStar regarding the operations of WinStar and Transferee and all such questions and documents have been answered and provided to Locate's full satisfaction.

          8.3.5 Opinions. The Transferee shall have received an opinion dated the Closing Date and addressed to them from counsel for Locate and MobileMedia, in form and substance reasonably satisfactory to counsel for the Transferee, addressing matters which are customary in connection with transactions of the type and nature contemplated by this Agreement. Such opinion may be made subject to such limitations, assumptions and qualifications as are customary in connection with transactions of the type and nature contemplated by this Agreement.

         8.3.6 No Material Adverse Change. Except for the disposition of the Switch Business and to the extent attributable to WinStar's recommendations with respect to the operation of the Business under the Service Agreement, the Business shall not have suffered any Material Adverse Effect.

ARTICLE IX.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS; INDEMNIFICATION.

9.1      Certain Definitions.

         9.1.1 "Third-Party Claim" as used in this Agreement means a claim, demand, suit, proceeding or action ("Claim") by a person, firm, corporation or government entity other than a party hereto or any Affiliate of such party.

         9.1.2 "Direct Claim" as used in this Agreement means any Claim other than a Third-Party Claim.

         9.1.3 "Damages" as used in this Agreement means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees, which is determined (as provided below) to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third-Party Claim, or by the parties, if a Direct Claim.

9.2 Indemnification of Transferee and WinStar by Locate and MobileMedia. Locate and MobileMedia, jointly and severally, shall indemnify and hold harmless Transferee and WinStar from and against, and shall reimburse Transferee and WinStar for, any Damages which may be sustained, suffered or incurred by Transferee and WinStar, whether as a result of any Third-Party Claims or otherwise, and which arise or result from or in connection with or are attributable to (a) the breach of any of Locate's or MobileMedia's covenants, representations, warranties, agreements, obligations or undertakings contained in this Agreement,
         (b) the operation of the Business on or before the Closing Date except to the extent attributable to WinStar's recommendations with respect to the operation of the Business under the Service Agreement, (c) any Employee Obligations, (d) non-compliance with applicable bulk sales laws or (e) the Excluded Contracts.

9.3 Limitation on Indemnification of Transferee and WinStar by MobileMedia. Notwithstanding MobileMedia's indemnification obligations under Section
         9.2 above, the aggregate maximum liability of MobileMedia under this Agreement shall not exceed $2,000,000.

9.4 Indemnification of Locate and MobileMedia. Transferee and WinStar, jointly and severally, shall indemnify and hold harmless Locate and MobileMedia from and against, and shall reimburse Locate and MobileMedia for, any Damages which may be sustained, suffered or incurred by Locate and MobileMedia, whether as a result of Third-Party Claims or otherwise, and which arise or result from or in connection with or are attributable to (a) the breach of any of Transferee's or WinStar's covenants, representations, warranties, agreements, obligation or undertakings contained in this Agreement or (b) the operation of the Business after the Closing Date.

9.5 Procedure. A party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third-Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the party entitled to receive such indemnification payment ("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third-Party Claim. With
                                                        27
         respect to Third-Party Claims, an Indemnified Party (a) shall give the Indemnifying Party prompt notice of any Third-Party Claim, (b) prior to taking any action with respect to such Third-Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third-Party Claim, (c) shall not consent to any settlement or compromise of the Third-Party Claim without the written consent of the Indemnifying Party (which consent, unless the Indemnifying Party has elected to assume the exclusive defense of such Claim, shall not be unreasonably withheld or delayed) and (d) shall permit the Indemnifying Party, if it so elects, to assume the exclusive defense of such Third-Party Claim (including, except as provided in the penultimate sentence of this Section 9.5, the compromise or settlement thereof) at its own cost and expense. If the Indemnified Party shall (i) fail to notify or to consult with the Indemnifying Party with respect to any Third-Party Claim in accordance with clauses (a) or (b) above or (ii) consent to the settlement or compromise of any Third-Party Claim without having received the written consent of the Indemnifying Party (unless, if the Indemnifying Party has not elected to assume the exclusive defense of such Claim, the consent of the Indemnifying Party is unreasonably withheld or delayed), then the Indemnifying Party shall be relieved of its indemnification obligation with respect to such Third-Party Claim under this Agreement. The Indemnifying Party will not compromise or settle any such Third-Party Claim without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages. Notwithstanding the provisions of this Article IX, if Locate or MobileMedia, as the Indemnifying Party, elects to assume the defense with respect to any Third-Party Claim asserted by any customer of the Business, then
         Transferee shall have the right to compromise or settle such Third-Party Claim, at the expense of the Indemnifying Party, with the written consent of Locate or MobileMedia (which consent shall not be unreasonably withheld or delayed).

9.6 Nature and Survival of Representations and Warranties. All representations and warranties made by a party pursuant hereto or in connection with the transactions contemplated hereby shall remain in effect continuously to and including the Closing, and shall survive the Closing until the date (the "Rep Termination Date") which is the later of one year after the date of this Agreement and nine months after the Closing Date; provided that if notice of a Claim had been given by any party prior to the Rep Termination Date, such Claim and the related right to indemnification shall survive until the Claim is finally resolved, despite the termination of the representations and warranties implicated by such Claim (the "Indemnity Termination Date," as used herein, shall mean the Rep Termination Date unless a notice of a Claim had been given prior to such date, in which case it shall mean the date after the Claim is finally resolved and the appropriate indemnification payment, if any, is made). The representations, warranties, covenants and agreements made by Locate or MobileMedia in this Agreement as of the date of this Agreement shall not be affected or deemed waived by reason of the fact that

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         WinStar or its representatives  knew or should have known that any such representations, warranties, covenants or agreement is or might be inaccurate in any respect. Any furnishing of information to Transferee by Locate pursuant to, or otherwise in connection with, this Agreement,
         including,   without  limitation,  any  information  contained  in  any document, contract, book or record of Locate to which Transferee shall have access or any information obtained by, or made available to, Transferee as a result of any investigation made by or on behalf of Transferee prior to or after the date of this Agreement, shall not affect Transferee's right to rely on any representation, warranty, covenant or agreement made or deemed made by Locate in this Agreement and shall not be deemed a waiver thereof.

9.7 Cooperation. Each party shall, and shall cause its Affiliates which are controlled by it, and its and their directors, officers, employees, agents, counsel, accountants and other advisors to, fully cooperate with the other parties in the defense or settlement of any Claim, make available their books and records to such other parties during normal business hours, and furnish such other assistance to such other parties as may be reasonably requested by any of them in connection with such defense or settlement.

9.8 Limitations. Neither Locate nor MobileMedia on the one hand, nor WinStar nor Transferee on the other hand, shall be liable to the other Parties under this Agreement for any Damages (other than those relating to taxes) until the aggregate amount otherwise due the party being indemnified exceeds an accumulated total of $175,000 and then only to the extent of such excess.

9.9 Exclusive Remedy. Except for remedies that cannot be waived as a matter of law, including without limitation claims under applicable federal and state securities laws, after the Closing the indemnification provided by this Article IX shall be the sole and exclusive remedy of the parties for any breach of any representation, warranty or covenant contained in this Agreement or any Schedule hereto or the certificates delivered pursuant to Section 8.2.3 or 8.3.3, provided, that this
         Section 9.9 shall not limit or impair the rights or remedies that a party may have at equity for injunctive relief or specific performance.

ARTICLE X.  TERMINATION OF THIS AGREEMENT.

10.1 Survival of Certain  Provisions.  The  provisions of Sections 7.9, 11.7 and
     11.8 (the "Surviving Sections") shall survive any termination of this Agreement and shall continue in full force and effect without termination.

10.2 Termination Upon Default by Locate or MobileMedia. If (i) either Locate or MobileMedia breaches any provision of this Agreement applicable to it and as a result thereof a condition in Section 8.1 or 8.3 cannot be fulfilled prior to or at the Closing, and the Transferee and WinStar have not breached any provision of this

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         Agreement  applicable  to them in any  material  respect,  or (ii)  the conditions  in Sections 8.1 and 8.2 are  fulfilled and either Locate or
         MobileMedia   fails  or  refuses   to   consummate   the   transactions
         contemplated by this Agreement (each, a "Seller Default"), then this Agreement shall be terminated and the Transferee and WinStar shall have the rights and remedies provided by law with respect to such Seller Default.

10.3 Termination Upon Default by the Transferee. If (i) the Transferee breaches any provision of this Agreement applicable to it and as a result thereof a condition in Section 8.1 or 8.2 cannot be fulfilled prior to or at the Closing, and neither Locate nor MobileMedia has breached any provision of this Agreement applicable to it in any material respect, or (ii) the conditions in Sections 8.1 and 8.3 are fulfilled and the Transferee fails or refuses to consummate the transactions contemplated by this Agreement (each, a "Buyer Default"), then this Agreement shall be terminated and Locate and MobileMedia shall have the rights and remedies provided by law with respect to such Buyer Default.

10.4 Other Events Resulting in Termination. If (i) Locate, MobileMedia and the Transferee agree in writing to terminate this Agreement or (ii) any Governmental Authority enacts, promulgates or issues any statute, rule, regulation, ruling, writ or injunction, or takes any other action, restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement, and all appeals and means of appeal therefrom are exhausted, and either Locate and MobileMedia, on the one hand, or the Transferee, on the other hand, give notice of their election to terminate this Agreement, or (iii) this Agreement is not terminated pursuant to Section 10.2 or 10.3 and the Closing does not occur prior to or on June 30, 1997 or such later date as may be agreed to in writing by Locate, MobileMedia and the Transferee, then in each such event this Agreement shall be terminated and the parties shall have no further rights or obligations under this Agreement, except for the rights and obligations provided in the Surviving Sections.

ARTICLE XI.  GENERAL.

11.1     Intentionally Omitted.

11.2 Further Assurances. From time to time after the Closing, each party shall execute and deliver such further instruments and take such other actions as any party shall reasonably request in order to confirm, perfect or otherwise complete the transactions contemplated by this Agreement.

11.3 Successors and Assigns. No party hereto may assign its rights or obligations hereunder except with the written consent of the other parties hereto. Notwithstanding the foregoing, (i) Transferee shall be entitled to assign this Agreement to another direct or indirect subsidiary of WinStar; and (ii) Locate shall

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         be entitled  to transfer  any of its assets  including  the  Identified
         Assets and the Identified Liabilities to a limited liability company owned by Locate and MobileMedia (or one or more of MobileMedia's affiliates) as long as (a) such transfer does not result in a breach of any of Locate's or MobileMedia's representations, warranties, covenants or agreements hereunder, and (b) the transferee of the Identified Assets becomes a party to this Agreement (including with respect to Section 9.2) along with Locate and MobileMedia, who shall remain obligated hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11.4 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement and understanding among the parties with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreement and understandings, whether written or oral, with respect to such subject matter.

11.5 Amendment. This Agreement may be modified or amended only by a written instrument executed by each of the parties.

11.6 Counterparts. This Agreement may be executed in any number of counterparts which shall nevertheless constitute one instrument.

11.7 Expenses. If this Agreement is terminated for any reason other than a Seller Default or a Buyer Default, or the transactions contemplated by this Agreement are consummated, each party shall bear all expenses, costs and fees incurred by such party in connection with (i) negotiation and preparation of this Agreement and the related agreements contemplated hereunder, (ii) compliance by such party with its covenants and obligations contained in this Agreement and (iii) the Closing.

11.8 Brokers. Locate and MobileMedia represent and warrant to the Transferee that, except for Donaldson, Lufkin & Jenrette Securities Corporation, no investment banker, broker, finder or other similar Person has acted for them or any of their Affiliates in connection with this Agreement and the transactions contemplated hereby. At the Closing, Locate and MobileMedia shall pay the fees of Donaldson, Lufkin & Jenrette Securities Corporation.

         The Transferee represents and warrants to Locate and MobileMedia that no investment banker, broker, finder or other similar Person has acted for them or any of their Affiliates in connection with this Agreement and the transactions contemplated hereby.

11.9 Notices. All notices, demands or communications required or permitted under this Agreement shall be in writing. Any notice, demand or communication given under this Agreement shall be deemed to be duly given if given in writing (including facsimile) addressed as provided below (or at such other address as the addressee

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         shall have specified by notice actually  received by the addressor) and either (i) actually  delivered in fully legible form to such address or
         (ii) in the case of a letter, three business days shall have elapsed after such letter shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to Locate or MobileMedia, addressed to them at:

                  65 Challenger Road
                  Ridgefield Park, NJ 07660
                  Attention: General Counsel
                  Facsimile: (201) 440-2889

         with a copy (which shall not constitute notice) to:

                  Latham & Watkins
                  505 Montgomery Street
                  San Francisco, CA 94111
                  Attention: Kenneth M. Poovey, Esq.
                  Facsimile: (415) 395-8095

         If to the Transferee, addressed to it as follows:

                  WinStar Communications, Inc.
                  230 Park Avenue, Suite 3126
                  New York, New York 10169
                  Attention: Timothy R. Graham
                  Facsimile: (212) 867-1565

         with a copy (which shall not constitute notice) to:

                  David A. Miller
                  Graubard Mollen & Miller
                  600 Third Avenue
                  New York, New York 10016-2097
                  Facsimile: (212) 682-2320

11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any Action arising out of or based upon this Agreement, any Related Instrument, or the subject matter hereof or thereof, and agrees that process may be served upon such party if such party cannot otherwise be served in the State of New York by registered or certified mail addressed as provided in Section 11.9.

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11.11    No Waiver.  The  failure of any party to exercise  any right,  power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with such other party's obligations under this Agreement, shall not constitute a waiver by such party of such party's right to exercise any such or any other right, power or remedy or to demand such compliance.

11.12 Severability. The provisions of this Agreement are severable, and in the event that any one or more of the provisions of this Agreement are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect and the parties shall negotiate in good faith revisions to this Agreement so as to effect the original intent of the parties pursuant to the provision so affected.

11.13 No Third Party Beneficiaries. This Agreement shall inure to the benefit of only the parties hereto and their permitted assigns. No person, including any employee of Locate or any Designee, may claim the rights of a third party beneficiary hereunder. The only rights a Designee may have against WinStar shall be embodied in the Note and Registration Rights Agreement delivered to such Designee at the Closing.

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IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.



MOBILEMEDIA CORPORATION



By:_________________________________
         Kenneth R. McVay
         Vice President




LOCAL AREA TELECOMMUNICATIONS, INC.



By_________________________________
         R. Craig Roos
         Chief Executive Officer




WINSTAR COMMUNICATIONS, INC.

By_________________________________
         Timothy R. Graham
         Executive Vice President




WINSTAR LOCATE, INC.

By_________________________________
         Timothy R. Graham
         President



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